UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2026

Brag House Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42525	87-4032622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Park Street,
Montclair, NJ 07042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (413) 398-2845

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TBH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously disclosed, Brag House Holdings, Inc. (the “Company”) has entered into a Merger Agreement, dated as of October 12, 2025, by and among the Company, Brag House Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and House of Doge Inc., a Texas corporation (“House of Doge”), as amended pursuant to Amendment No. 1 thereto dated as of November 26, 2025, Amendment No 2. thereto dated as of February 2, 2026, and amendment no. 3 thereto dated as of March 26, 2026 (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into House of Doge (the “Merger”), with House of Doge surviving the Merger as a wholly owned subsidiary of the Company.

As previously disclosed, on March 16, 2026, the Company convened its special meeting of stockholders to vote on the Merger Agreement and related matters. As previously disclosed, the March 16, 2026 meeting was adjourned to April 7, 2026.

On April 7, 2026, the Company held its special meeting of stockholders to vote on the Merger Agreement and related matters (the “Special Meeting”) and a quorum for the transaction of business was present in person virtually or represented by proxy. The Company’s stockholders voted on seven proposals (the Adjournment Proposal did not need to be presented at the Special Meeting), which are described in more detail in the Registration Statement on Form S-4 filed jointly by the Company and House of Doge (as amended from time to time, the “Registration Statement”) containing a proxy statement/prospectus (such proxy statement/prospectus in definitive form, the “Proxy Statement”), which Registration Statement was declared effective by the Securities and Exchange Commission on February 5, 2026.

The voting results for each of the proposals were as follows:

Proposal No. 1 – to approve and adopt the Merger Agreement, pursuant to which the Merger will occur, and to approve the transactions contemplated by the Merger Agreement.

Votes
For	Against	Abstain
11,028,240	211,096	967

Proposal No. 2 – to approve an amendment to the Company’s certificate of incorporation (as amended to date) to increase the number of shares of common stock, par value $0.0001 per share (the “Common Stock”) that the Company is authorized to issue from 250,000,000 to 2,000,000,000, in the form attached as Annex B to the Proxy Statement.

Votes
For	Against	Abstain
10,760,011	404,264	76,028

Proposal No. 3 – to approve an amendment to the Company’s certificate of incorporation (as amended to date) to effect a reverse stock split of the issued and outstanding Common Stock at a ratio determined by the Company’s board of directors (the “Board”), of one new share of Common Stock for every five to 50 shares (or any number in between) of outstanding Common Stock, in the form attached as Annex C to the Proxy Statement.

Votes
For	Against	Abstain
10,760,396	463,480	16,427

Proposal No. 4 – to elect, effective at the effective time of the Merger, the following six directors to serve on the Board until the next annual meeting of stockholders, and until their respective successors are duly elected and qualified.

Names	Votes For	Votes Withheld
Michael Galloro	11,001,949	238,354

Stephen Ilott	11,003,548	236,755

Sarosh Mistry	11,000,196	240,107

Doug Wall	11,003,702	236,601

Duncan Moir	11,002,256	238,047

Timothy Stebbing	11,003,553	236,750

Proposal No. 5 – to approve, pursuant to the rules of the Nasdaq Stock Market LLC (“Nasdaq”), the issuance of shares of Common Stock in connection with the Merger, including the shares of Common Stock issuable upon conversion of the shares of the Company’s Series C Preferred Stock and an aggregate of 9,000,000 shares of Common Stock to be issued to the Company’s Chief Executive Officer and Chief Operating Officer.

Votes
For	Against	Abstain
10,851,813	292,369	96,121

Proposal No. 6 – to approve an amendment to the Brag House Holdings, Inc. Amended and Restated 2024 Omnibus Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder to 100,000,000, subject to annual increases beginning with the 2027 fiscal year.

Votes
For	Against	Abstain
10,802,198	357,957	80,148

Proposal No. 7 – to approve, for purposes of complying with the applicable listing rules of Nasdaq, the issuance or potential issuance of more than 20% of the issued and outstanding shares of Common Stock, or 3,957,838 shares (the “Exchange Cap”), to YA II PN, LTD., a Cayman Islands exempted limited partnership (“Yorkville”), pursuant to (i) an equity purchase agreement by and among the Company, House of Doge, and Yorkville dated December 4, 2025, in which the Company has the right, but not the obligation, to sell to Yorkville, and Yorkville is obligated to purchase, up to the lesser of (x) $100.0 million in aggregate gross purchase price of newly issued shares of Common Stock and (y) the Exchange Cap, provided that the Exchange Cap shall not apply to any shares sold to Yorkville at or above $0.86, and (ii) a convertible promissory note issued jointly and severally by the Company and House of Doge to Yorkville on December 4, 2025 in the aggregate original principal amount of up to $11.0 million.

Votes
For	Against	Abstain
10,843,634	240,084	156,585

On the basis of the above votes, each of proposals 1 through 3 and 5 through 7 were approved and the stockholders elected, effective at the effective time of the Merger, the six directors listed above to serve on the Board until the next annual meeting of stockholders, and until their respective successors are duly elected and qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2026	BRAG HOUSE HOLDINGS, INC.

	By:	/s/ Daniel Leibovich
	Name:	Daniel Leibovich
	Title:	Chief Operating Officer

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